EXHIBIT 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”), dated as of this 21st day of May, 2021, is made by and among KYLE HILL, an individual (“Hill”), MICHAEL TOWNSEND (“Townsend”), an individual, JOSE SOTO, an individual, CORINA FRANKIE, an individual, ZACH JACOBS, an individual (each of the foregoing individuals are collectively referred to as the “Redeeem Parties”), TROIKA MEDIA GROUP, INC., a Nevada corporation (“TMG”), REDEEEM ACQUISITION CORP., a California corporation (“Buyer”, and together with the Redeeem Parties and TMG, the “Escrow Parties”), and DAVIDOFF HUTCHER & CITRON LLP, a New York limited liability partnership (the “Escrow Agent”)

RECITALS

WHEREAS Hill and Townsend are the members of REDEEEM LLC, a California limited liability company (“Seller”);

WHEREAS, Seller, Hill, TMG and Buyer are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the “APA”);

WHEREAS, the Redeem Parties are the Seller’s designees under Schedule 2.05 of the APA;

WHEREAS, pursuant to Section 2.05(iii) of the APA, TMG shall issue an aggregate number of restricted shares of Stock, equal to Nine Million Six Hundred Eighty Thousand Dollars ($9,680,000.00) divided by the Strike Price to the Escrow Agent, to vest to the Redeeem Parties, pursuant to the Lock-Up Agreements (the “Escrowed Shares”);

WHEREAS, pursuant to Section 2.10 of the APA, the parties agree to deposit Escrowed Shares, as issued to the Redeeem Parties and recorded by the Transfer Agent in the Transfer Agent’s book-entry system as held by Escrow Agent, in each case to be held and administered subject to and in accordance with this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals; Definitions. The foregoing recitals are incorporated herein as part of the terms and conditions of this Agreement. The following terms have the meanings specified in this Section 1:

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, NY are authorized or required by Law to be closed for business.

“Escrow Deposit” means collectively, the Escrowed Shares and the Escrow Proceeds.

“Escrow Proceeds” means all income and proceeds, including, but not limited to, dividends, on the Escrowed Shares.

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“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Transfer Agent” means American Stock Transfer & Trust Company or another Person that TMG engages to serve as the transfer agent of TMG.

All other capitalized terms used herein, but not otherwise defined shall have the meaning ascribed to such term in the APA.

2. Appointment of Escrow Agent. The Escrow Parties hereby appoint the Escrow Agent as their agent to hold in escrow and administer the disposition of the Escrow Deposit, in accordance with the terms of this Agreement, and the Escrow Agent hereby accepts such appointment.

3. Taxes. To the extent that any Escrow Proceeds are ultimately distributable or distributed to each Redeeem Party, then each respective Redeeem Party (as applicable) shall be solely responsible for any corresponding Taxes with respect to such Escrow Proceeds. The Redeeem Parties shall, on a several but not joint basis, indemnify Buyer and TMG for any and all Taxes that TMG actually pays or is liable to pay in connection with the Escrow Proceeds with respect to any Escrow Proceeds that are ultimately distributable or distributed to the Redeeem Parties.

4. Release of the Escrow Deposit. The Escrow Agent shall not release the Escrow Deposit (or any portion thereof) to any Escrow Party except in accordance with this Section 4. Any and all Escrow Proceeds, if any, generated on the Escrow Shares shall be held in Escrow Agent's non-interest bearing deposit account, number 4359812695, account name “IOLA Attorney Trust Account” at TD Bank (the “Bank”) and shall not be distributed to any Escrow Party except in accordance with the terms and conditions of this Section 4. Prior to any release of the Escrow Deposit (or any portion thereof) to an Escrow Party, the Escrow Charges (as defined below), if any, shall be paid to the Escrow Agent by the Buyer and TMG.

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a. Pursuant to Joint Written Instructions (as defined below) to the Escrow Agent, on each of the first, second and third anniversary of the Closing (each such date being a “Release Date”) or if such Release Date is not a Business Day, then on the next Business Day, the Escrow Agent will release one third (1/3) of the aggregate number of Escrow Shares (subject to equitable adjustment for stock splits, stock combinations, reclassifications, recapitalizations or other similar events) together with the Escrow Proceeds corresponding thereto, if any, from escrow to:

i. The, respective Redeeem Parties, if on such Release Date (A) the respective Redeeem Party is not in default of the Lock-Up Agreement, (B) Hill has not been terminated by TMG, Buyer or an Affiliate thereof for Cause (as defined in the Hill Employment Agreement with Buyer) and has not quit such employment by TMG, Buyer or an Affiliate without Good Reason (as defined in the Hill Employment Agreement with Buyer), and (C) solely with respect to the first Release Date, neither Seller nor Hill is in breach of the representations and warranties set forth in the APA and the other Ancillary Documents, in which case the Escrow Agent shall instruct the Transfer Agent to record the respective Redeeem Party as the holder of such Stock in the Transfer Agent's book-entry system and shall wire the corresponding Escrow Proceeds, if any, to such account or accounts designated by the Redeeem Parties in the Joint Written Instructions; or

ii. TMG if any of the conditions precedent described in Section 4(a)(i) is not satisfied on such Release Date or if such Release Date is not a Business Day, then on the next Business Day

b. Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent receives written instructions from TMG, Buyer and Hill, or their respective permitted successors or assigns as to the disbursement of the Escrow Deposit, or any portion thereof (“Joint Written Instructions”), the Escrow Agent shall disburse the Escrow Deposit pursuant to such Joint Written Instructions. The Escrow Agent shall have no obligation to follow any directions set forth in such Joint Written Instructions unless and until the Escrow Agent is satisfied, in its sole and absolute discretion, that the persons executing said Joint Written Instructions are authorized to do so and shall not release any portion of the Escrow Deposit to any Person other than to TMG, or the respective Redeeem Parties, in accordance with Section 4(a), without pre-clearing such release via email confirmation from TMG, and Hill (as applicable). TMG, Buyer and Hill each agree to issue Joint Written Instructions from time to time in good faith in accordance with the terms of this Agreement and the APA.

c. If, at any time, there shall exist any dispute between the Redeeem Parties, on the one hand, and Buyer and TMG, on the other hand, with respect to the disposition of the Escrow Deposit (or any portion thereof) or any other obligations of the Escrow Agent hereunder and the Escrow Agent is provided with written notice of the existence of such dispute, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent's sole satisfaction and in the Escrow Agent's sole and absolute discretion, the proper disposition of the Escrow Deposit (or any portion thereof) or the Escrow Agent's proper actions with respect to its obligations hereunder, then the Escrow Agent shall retain the Escrow Deposit (or any portion thereof which it determines is so under dispute) until the first to occur of the following:

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i. the Escrow Agent receives Joint Written Instructions from the Escrow Parties, or their respective permitted successors and assigns, in which case the Escrow Agent shall disburse the Escrow Deposit (or the portion thereof) as instructed in such Joint Written Instructions; or

ii. the Escrow Agent receives a final order of a court of competent jurisdiction (the time for appeals therefrom having expired with no appeal being taken) (an “Order”), along with any certification from the Escrow Parties required by a court of competent jurisdiction that the dispute between the Redeeem Parties, on the one hand, and TMG and Buyer, on the other hand, has been resolved and that Escrow Agent shall disburse the Escrow Deposit in accordance with the Order. No Escrow Party shall issue any certificate under this Section 4(c)(ii) unless the Order confirms its entitlement to receive the Escrow Deposit.

d. All payments of monies, if any, required to be made by the Escrow Agent under this Agreement shall be made by wire transfer to TMG or the respective Redeeem Parties (as applicable). Any wire transfers shall be made subject to, and in accordance with, the Bank’s normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by the Bank or any Escrow Parties. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow Parties for failing to do so on any other occasion. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number.

5. Responsibilities and Liability of the Escrow Agent.

a. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties of any kind or nature. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between or among any of the parties hereto and/or any other third party which may be referred to herein or as to which the escrow relationship created by this Agreement relates, including, without limitation, the APA and the Ancillary Documents.

b. Except in cases of the Escrow Agent’s willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in accordance with the provisions hereof, or in connection with either this Agreement or the Escrow Agent’s duties hereunder, has been duly authorized to do so, and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any investment made under circumstances not constituting willful misconduct or gross negligence. The Escrow Agent shall not be liable for any action, inaction, or omission to act by the Transfer Agent (including, but not limited to, any failure by the Transfer Agent to record any Redeeem Party as the holder of any TMG Stock in connection with the release of same from the escrow established under this Agreement). The Escrow Agent shall not be liable for any failure of the Transfer Agent’s book-entry system or any other system of transfer to accurately reflect any holder of any of the Escrow Shares.

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c. Without limiting the generality of the foregoing, it is hereby agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent's services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, pandemics, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent's reasonable control, except in cases of the Escrow Agent's willful misconduct or gross negligence

d. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Deposit (or any portion thereof) which, in the Escrow Agent's reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Deposit (or any portion thereof), the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action until the Escrow Agent shall be directed otherwise in accordance with Section 4 hereof. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its sole and absolute discretion and at the expense of the Escrow Parties as provided in Section 4(d) hereof, institute or defend such proceedings.

e. The Escrow Parties, on a several and not joint basis, shall indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent's duties under this Agreement, except as a result of the Escrow Agent's willful misconduct or gross negligence.

f. The parties hereto authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Deposit with the clerk of that court. In the event of any dispute hereunder, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

g. The Escrow Agent makes no representations as to the validity, value, genuineness, or the collectability of any security or other document or instrument held by or delivered to the Escrow Agent by or on behalf of the parties hereto (if any).

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6. Termination. This Agreement and all the obligations of the Escrow Agent hereunder shall terminate upon the full release of the Escrow Deposit by the Escrow Agent pursuant to Section 4 hereof or the deposit of the Escrow Deposit by the Escrow Agent in accordance with Section 5(f) hereof.

7. Removal of Escrow Agent. Buyer, TMG, and the Seller, acting together, shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation hereunder except to direct that the Transfer Agent hold the Escrow Deposit as depository and not otherwise. In the event of any such termination, Buyer, TMG, and the Redeeem Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent. The Escrow Agent shall refrain from taking any action until it shall receive Joint Written Instructions designating the successor escrow agent. The Escrow Agent shall deliver all of the Escrow Deposit to such successor escrow agent in accordance with such Joint Written Instructions and upon receipt of the Escrow Deposit, the successor escrow agent shall be bound by all of the provisions hereof.

8. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than ten (10) calendar days' prior written notice of such resignation to the Escrow Parties hereto, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation hereunder except to direct that the Transfer Agent hold the Escrow Deposit as depository and not otherwise. In the event of such resignation, the Escrow Parties shall jointly appoint a banking corporation, trust company, or attorney as successor escrow agent within ten (10) calendar days of notice of such resignation. The Escrow Agent shall refrain from taking any action until it shall receive Joint Written Instructions designating the successor escrow agent. The Escrow Agent shall deliver all of the Escrow Deposit to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Deposit, the successor escrow agent shall be bound by all of the provisions hereof.

9. Survival. Notwithstanding anything herein to the contrary, the provisions of Section 5 shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.

10. Escrow Agent Fees, Costs and Expenses. The Escrow Agent shall not charge an administrative fee but shall be entitled to be reimbursed for (a) the customary fees and charges of the Bank for any wire transfers or other depository services rendered in connection with the Escrow Deposit and (b) any delivery charges or other out of pocket expenses incurred in connection with the Escrow Deposit (“Escrow Charges”). TMG and Buyer shall bear the administration fee and Escrow Charges. The Escrow Parties agree that the Escrow Agent shall be entitled to withhold from any distribution otherwise required to be made from the Escrow Deposit to a party an amount equal to the fees and expenses owed to the Escrow Agent hereunder by such party remain unpaid on the date such distribution would otherwise be made.

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11. Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

If to the Redeeem Parties:	1227 11th Street, Unit A Santa Monica, CA 90401 Email: kyle@redeeem.com Attention: Kyle Hill

If to TMG or Buyer:	Troika Media Group, Inc. 1715 N. Gower Street Los Angeles, CA 90028 Email: mtenore@troikamedia.com Attention: Michael Tenore, General Counsel

If to Escrow Agent:	Davidoff Hutcher & Citron LLP 605 Third Avenue, 34th Floor New York, NY 10158 Email: ehl@dhclegal.com Attention: Elliot H. Lutzker, Esq.

In all cases the Escrow Agent shall be entitled to rely on a copy, facsimile, or email transmission of any document with the same legal effect as it were the original of such document.

12. Entire Agreement. This Agreement and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

13. Captions. The section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

14. Amendment; Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this Agreement or breach by any other party of any of its obligations, representations or warranties hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

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15. No Third-Party Beneficiaries. Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

16. Counterparts. This Agreement may be executed and/or delivered in multiple counterparts, including by facsimile or e-mail transmission, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

17. Governing Law; Venue.

a. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

b. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK AND EACH PARTY IRREVOCABLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND THE APPELLATE COURTS THEREOF) IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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18. Further Assurances. If at any time the Escrow Agent shall consider or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby, the parties hereto shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions hereof. If requested by the Escrow Agent, each Escrow Party agrees to furnish a fully executed form W-9.

19. Conflict Waiver. The Escrow Parties each acknowledge that the Escrow Agent is counsel to each of Buyer and TMG and shall be entitled to continue to represent each of Buyer and TMG. The Sellers and their respective successors and assigns, if any, hereby waive any conflict of interest or potential conflict of interest the Escrow Agent has or may have, which arises out of its agreement or the performance of its duties hereunder, provided, however, that for the avoidance of doubt the Escrow Agent shall not, absent Joint Written Instructions (with a telephonic or email confirmation as described in Section 4 above) or pursuant to a court order instructing otherwise, or pursuant to the express provisions of this Agreement, distribute any portion of the Escrow Deposit (other than fees as set forth herein) to any Person other than (i) a successor escrow agent in accordance with Section 7 or Section 8, as applicable, or (ii) TMG or the Redeeem Parties (as the case may be), in accordance with Section 4(a).

20. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

[no further text on this page; signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE REDEEEM PARTIES:

/s/ Kyle Hill
KYLE HILL

/s/ Michael Townsend
MICHAEL TOWNSEND

/s/ Jose Soto
JOSE SOTO

/s/ Corina Frankie
CORINA FRANKIE

/s/ Zach Jacobs
ZACH JACOBS

[signatures continue on following page]

[Signature Page to Escrow Agreement]

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TMG:

TROIKA MEDIA GROUP, INC. a Nevada corporation

By:	/s/ Robert Machinist
Name:	Robert Machinist
Title:	Chief Executive Officer

BUYER:

REDEEEM ACQUISITION CORP., a California corporation

By:	/s/ Michael Tenore
Name:	Michael Tenore
Title:	Secretary

ESCROW AGENT:

DAVIDOFF HUTCHER & CITRON LLP, a New York limited liability partnership

By:	/s/ Elliot H. Lutzker
Name:	Elliot H. Lutzker
Title:	Partner

[Signature Page to Escrow Agreement]

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